SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT



     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): February 26, 2004

                        Commission File Number: 000-49679

                                LitFunding Corp.
                                ----------------
             (Exact name of registrant as specified in its charter)

Nevada                                                               93-1221399
- ------                                                             ----------
(State or other jurisdiction of            (I.R.S. Employer Identification No.)
incorporation or organization)

5757 Wilshire Blvd., Suite PH 10, Los Angeles, California                 90036
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(Address of principal executive offices)                             (Zip Code)

                                 (323) 857-0448
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              (Registrant's Telephone Number, Including Area Code)

                   (Former name, if changed since last report)

       1900 Avenue of the Stars, Suite 1450, Los Angeles, California 90067
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                 (Former Address of Principal Executive Offices)

                                  (310)277-1250
                                  -------------
           (Registrant's Former Telephone Number, Including Area Code)





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ITEM 1.    CHANGES IN CONTROL OF REGISTRANT.

Not applicable.


ITEM 2.    ACQUISITION OF ASSETS.

Not applicable.


ITEM 3.    BANKRUPTCY OR RECEIVERSHIP

LitFunding Corp., and California LitFunding (the "Companies") have entered into a settlement agreement with the petitioning creditors (the "Settlement Agreement"). The terms of this settlement are currently incorporated into a letter agreement. However, pursuant to the agreement between the parties, the terms of the settlement are being incorporated into, and made a part of, the Companies' Joint Chapter 11 Plan of Reorganization (the "Reorganization Plan").

The Settlement Agreement provides, among other things, for the dismissal of all litigation between the parties promptly after the confirmation of the Reorganization Plan. This resolution will bring to a close of over eleven months of litigation between the parties.

The most significant achievements reached in the settlement include:

     o The dismissal with prejudice of all litigation between the parties effective upon the confirmation of the Reorganization Plan. However, the Settlement Agreement does not provide for the dismissal of the litigation pending between the Companies and a former employee regarding his alleged claims against the Companies, and the Companies counter-claims against this employee, nor does it dismiss litigation pending between an individual that is seeking compensation for bookkeeping services provided to the Companies prepetition. The Companies do not consider these litigation matters to be material and it does not believe that they have any merit;

     o The consensual treatment of the claims held by parties that advanced funds to the Companies pursuant to Investment/Equity Participation Agreements (the "IEP Claimants"). In summary the terms of the Settlement Agreement provide that the claims held by the IEP Claimants will be incorporated into a single promissory note (the "IEP Plan Note"), which is recourse to only the collections from the lawsuits that predate the Settlement Agreement; and

     o An approved overhead allocation in favor of the Companies payable from collections from the lawsuit investments. However, if for any reason the IEP Plan Note is not paid in full, the Companies will become obligated to repay to the IEP Claimants a sum equal to the lesser of the shortfall on the IEP Plan Note, or the amount of the overhead charge advanced to the Companies under the terms of the Settlement Agreement.


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

Prior to the hearing on the Reorganization Plan, the Companies anticipate entering into tentative agreements (subject to the service of an approved disclosure statement and the Reorganization Plan) with other creditors regarding their treatment under the terms of the Reorganization Plan. Although there is no assurance that the Reorganization Plan proposed by the Companies will be approved by the United States Bankruptcy Court, the Companies believe that the likelihood of court approval has substantially increased with the advent of the foregoing settlement.

The resolution of the pending litigation with the IEP Claimants will enable the Companies to refocus their efforts on collecting delinquent accounts receivable owed by certain attorney/clients who received litigation advances from the Companies, but who have failed to repay these obligations.

The Companies have applied to the State of Nevada to establish a new subsidiary of the holding company, which will be responsible for all future funding of cases. This new subsidiary will also manage and collect the portfolio of California LitFunding to satisfy the requirements of the settlement with the petitioners.

ITEM 6.    RESIGNATIONS OF REGISTRANT'S DIRECTORS

Michael Marcelli, Esq., General Counsel and a Director of registrant, resigned from both of his positions effective March 1, 2004. His resignation was made voluntarily in order to open seats on the Board for new, fully independent Directors. Accepting Mr. Marcelli's resignation, the remaining Directors of the Companies respectfully state their regret at his decision and note with gratitude the important contributions he has made to the Registrant, especially over the past 11 months.

The Boards of the Companies wish Mr. Marcelli well and every success in the future.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

Not applicable.




Index to Exhibits
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Not applicable




                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                              LitFunding Corp.,
                                              A Nevada corporation

March 15, 2004                             By:   /s/ Morton Reed
                                                 ------------------------------
                                                 Morton Reed, Director